Exhibit 99.1

OPTION CARE HEALTH ANNOUNCES FINANCIAL RESULTS FOR FOURTH QUARTER AND FULL YEAR 2019 AND ANNOUNCES GUIDANCE FOR FULL YEAR 2020
BANNOCKBURN, IL., March 5, 2020 - Option Care Health, Inc. (the “Company” or “Option Care Health”) (Nasdaq: OPCH), the nation’s largest independent provider of home and alternate site infusion services, announced today financial results for the fourth quarter and full year ended December 31, 2019.
Given the merger between HC Group Holdings II, Inc. (“Option Care”) and BioScrip, Inc. (“BioScrip”) to form Option Care Health on August 6, 2019, comparisons to historical periods are relative to legacy Option Care only and incorporate BioScrip results from August 6, 2019 prospectively. Further, as reported on February 3, 2020, the Company recently completed a reverse 1-for-4 stock split and, as a result, all per share data below is reported incorporating the effect of the reverse stock split as if it was effective for all periods reported.
Fourth Quarter 2019 Financial Highlights

•	Net revenue of $720.8 million, up 42.5% compared to $505.7 million in the fourth quarter of 2018

•	Gross profit of $175.6 million, or 24.4% of net revenue, up 58.2% compared to $111.0 million, or 21.9% of revenue, in the fourth quarter of 2018

•	Net loss of $15.8 million, or $0.09 per share, compared to net income of $3.3 million, or $0.02 per share, in the fourth quarter of 2018

•	Adjusted EBITDA of $53.0 million, up 70.0% compared to $31.1 million in the fourth quarter of 2018

•	Cash flow from operations of $22.9 million, up 87.2% compared to $12.2 million in the fourth quarter of 2018

•	Cash balances of $67.1 million at the end of the fourth quarter and no outstanding borrowings on the Company’s $150.0 million revolver
Full Year 2019 Financial Highlights

•	Net revenue of $2,310.4 million, up 19.1% compared to $1,939.8 million in full year 2018

•	Gross profit of $513.0 million, or 22.2% of net revenue, up 21.5% compared to $422.2 million, or 21.8% of revenue, in full year 2018

•	Net loss of $75.9 million, or $0.49 per share, compared to net loss of $6.1 million, or $0.04 per share, in full year 2018

•	Adjusted EBITDA of $130.8 million, up 37.5% compared to $95.1 million in full year 2018

•	Cash flow from operations of $39.5 million, up 61.6% compared to $24.4 million in full year 2018
John C. Rademacher, Chief Executive Officer, commented, “We are very encouraged by the progress achieved in the fourth quarter regarding integration efforts and foundational groundwork to accelerate growth. Our fourth quarter financial results reflect our ability to deliver leveraged growth and generate strong cash flow and we are poised to generate solid growth in 2020.”
Full Year 2020 Financial Guidance
For the full year 2020, Option Care Health expects to deliver the following financial results:

•	Net revenue of $2.83 billion to $2.90 billion, representing approximate comparable full year growth of 2.5% to 5.0% normalizing for the timing of the merger

•	Adjusted EBITDA of $200.0 million to $215.0 million

•	Cash flow from operations of at least $50.0 million

•	Net debt to Adjusted EBITDA leverage ratio at December 31, 2020 of approximately 5.5x
Conference Call
The conference call can be accessed by dialing (866) 360-3136 for U.S. participants, or (602) 563-8603 for international participants, and referencing conference ID 5352859; or via a live audio webcast that will be available online at https://investors.optioncarehealth.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Option Care Health
Option Care Health is the nation’s largest independent provider of home and alternate site infusion services. With approximately 6,000 teammates, including approximately 2,900 clinicians, we work compassionately to elevate standards of care for patients with acute and chronic conditions in all 50 states. Through our clinical leadership, expertise and national scale, Option Care Health is re-imagining the infusion care experience for patients, customers and employees. To learn more, please visit our website at OptionCareHealth.com.

Investor Contacts

Mike Shapiro	Bob East, Asher Dewhurst, Jordan Kohnstam
Chief Financial Officer	Westwicke
T: (312) 940-2538	T: (413) 213-0500
mike.shapiro@optioncare.com	optioncarehealth@westwicke.com

Forward-Looking Statements - Safe Harbor
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we may make regarding future revenues, future earnings, regulatory developments, market developments, new products and growth strategies, integration activities and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation; and (iv) the loss of one or more key payers. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.
Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Note Regarding Use of Non-GAAP Financial Measures

In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, and restructuring, integration and other expenses. As part of restructuring, integration and other expenses, the Company may incur significant charges such as the write down of certain long−lived assets, temporary redundant expenses, professional fees, potential retention and severance costs and potential accelerated payments or termination costs for certain of its contractual obligations. Management believes that Adjusted EBITDA provides useful supplemental information regarding the performance of Option Care Health’s business operations and facilitates comparisons to the Company’s historical operating results. For a full reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure, please see the attachment to this earnings release. We have not reconciled non-GAAP Adjusted EBITDA guidance to corresponding GAAP net income, as creation of this reconciliation would not be practicable due to the uncertainty regarding, and the potential variability of, material reconciling items, including timing of capital expenditures and associated depreciation, income tax matters, and acquisition, integration and other expenses.

  Schedule 1

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	December 31,
	2019	2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$67,056	$36,391
Accounts receivable, net	324,416	310,169
Inventories	115,876	83,340
Prepaid expenses and other current assets	51,306	37,525
Total current assets	558,654	467,425

NONCURRENT ASSETS:
Property and equipment, net	133,198	93,142
Intangible assets, net	385,910	219,713
Goodwill	1,425,542	632,469
Other noncurrent assets	86,243	15,462
Total noncurrent assets	2,030,893	960,786
TOTAL ASSETS	$2,589,547	$1,428,211

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$221,060	$187,886
Other current liabilities	108,944	52,111
Total current liabilities	330,004	239,997

NONCURRENT LIABILITIES:
Long-term debt, net of discount, deferred financing costs and current portion	1,277,246	535,225
Other noncurrent liabilities	75,470	50,164
Total noncurrent liabilities	1,352,716	585,389
Total liabilities	1,682,720	825,386

STOCKHOLDERS’ EQUITY	906,827	602,825
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,589,547	$1,428,211

Schedule 2

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
NET REVENUE	$720,779	$505,730	$2,310,417	$1,939,791
COST OF REVENUE	545,137	394,730	1,791,418	1,517,576
GROSS PROFIT	175,642	111,000	512,999	422,215

OPERATING COSTS AND EXPENSES:
Selling, general and administrative expenses	144,121	87,570	459,628	345,884
Depreciation and amortization expense	17,548	9,882	53,690	38,062
Total operating expenses	161,669	97,452	513,318	383,946
OPERATING INCOME (LOSS)	13,973	13,548	(319)	38,269

OTHER INCOME (EXPENSE):
Interest expense, net	(29,607)	(11,511)	(73,724)	(45,824)
Other, net	818	301	(4,151)	(1,213)
Total other expense	(28,789)	(11,210)	(77,875)	(47,037)

(LOSS) INCOME BEFORE INCOME TAXES	(14,816)	2,338	(78,194)	(8,768)

INCOME TAX EXPENSE (BENEFIT)	995	(916)	(2,274)	(2,653)
NET (LOSS) INCOME	$(15,811)	$3,254	$(75,920)	$(6,115)

Net (loss) income per share, basic and diluted	$(0.09)	$0.02	$(0.49)	$(0.04)

Schedule 3

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(15,811)	$3,254	$(75,920)	$(6,115)
Adjustments to reconcile net (loss) income to net cash provided by operations:
Depreciation and amortization expense	18,872	10,608	57,869	41,055
Paid-in-kind interest capitalized as principal	12,256	—	12,256	—
Other non-cash adjustments	7,790	5,375	29,236	7,297
Changes in operating assets and liabilities:
Accounts receivable, net	11,256	11,471	82,285	(21,012)
Inventories	(6,641)	(1,045)	(12,853)	2,965
Accounts payable	5,301	2,282	(30,856)	10,965
Other	(10,126)	(19,715)	(22,550)	(10,727)
Net cash provided by operating activities	22,897	12,230	39,467	24,428

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(15,142)	(5,560)	(28,292)	(26,276)
Business acquisitions, net of cash acquired	—	(810)	(700,170)	(10,727)
Other investing cash flows	—	—	636	—
Net cash used in investing activities	(15,142)	(6,370)	(727,826)	(37,003)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt	—	—	981,050	1,000
Retirement of debt obligations	—	—	(226,738)	—
Deferred financing costs	6,516	—	(30,022)	—
Other financing cash flows	(4)	(1,038)	(5,266)	(5,150)
Net cash provided by (used in) financing activities	6,512	(1,038)	719,024	(4,150)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	14,267	4,822	30,665	(16,725)
Cash and cash equivalents - beginning of the period	52,789	31,569	36,391	53,116
CASH AND CASH EQUIVALENTS - END OF PERIOD	$67,056	$36,391	$67,056	$36,391

Schedule 4
OPTION CARE HEALTH, INC.
QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Consolidated net (loss) income	$(15,811)	$3,254	$(75,920)	$(6,115)
Interest expense, net	29,607	11,511	73,724	45,824
Income tax expense (benefit)	995	(916)	(2,274)	(2,653)
Depreciation and amortization expense	18,872	10,608	57,869	41,055
Consolidated EBITDA	33,663	24,457	53,399	78,111

EBITDA adjustments
Accounting principle changes and non-cash charges	—	—	8,535	—
Stock-based incentive compensation	272	469	4,170	2,139
Loss on extinguishment of debt	—	—	5,469	72
Restructuring, acquisition, integration and other	19,027	6,219	59,178	14,773
Consolidated adjusted EBITDA	$52,962	$31,145	$130,751	$95,095